UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2013

3DIcon Corporation

(Exact name of registrant as specified in charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
Item 8.01.	Other Events

A letter to the shareholders of 3DIcon Corporation (the “Company”) was issued on June 25, 2013. In his letter, the Company’s Chief Executive Officer, Mark Willner, provided an update on the recent progress the Company has made in development of its CSpace® volumetric 3D display technology and the Company’s plans to work on end-product platforms for its CSpace® technology upon the targeted October 2013 completion of its third and final laboratory prototype, Lab Proto 3. He opined on the Company’s competitive position with other 3D display technologies and prototypes that he and the Company’s Senior Technical Advisor Dr. George Melnik had recently learned about or saw first-hand at a display industry conference and prototype demonstration. He updated shareholders on the status of the Company’s funding proposal in support of the commercialization of CSpace® technology with the Oklahoma Center for the Advancement of Sceince and Technology and explained that the Company is simultaneously seeking federal funding opportunities. In addition, Mr. Willner described the Company's continued plans to enter into the 3D glasses-free flat screen display and digital signage industry and his belief, based on meetings with dozens of companies, that the Company has a “unique and compelling strategy” for entering the industry. At this time, the Company does not have any definitive agreements in place and no assurances can be made the Company will be able to consummate a transaction that would allow entry into the glasses-free flat screen 3D display or content space.

Mr. Willner also announced that The Depository Trust Company (“DTC”), a subsidiary of The Depository Trust & Clearing Corporation that provides custody and electronic clearing services for “book-entry” changes to ownership of the Company’s common stock, informed the Company that DTC has determined to lift the suspension of deposits into and post-trade settlement services in DT'C’s electronic stock transfer system (the “DTC Chill”). As a result of DTC’s determination to lift the DTC Chill, DTC has resumed accepting deposits of the Company’s common stock for depository and book-entry transfer services.

A copy of Mr. Willner’s letter is attached herewith as Exhibit 99.1. A copy of the press release announcing the letter is attached herewith as Exhibit 99.2.

The information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No .	Description

99.1	Letter to shareholders from 3DIcon’s Chief Executive Officer, Mark Willner
99.2	Press release dated June 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013	3DICON CORPORATION

	By:	/s/ Mark Willner
	Name:	Mark Willner
	Position:	Chief Executive Officer